UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported) April 5, 2012

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Claridge Ventures, Inc.

 (Name of Small Business issuer in its charter)

   Nevada                                                    000-53438                               Applied For

(State or other jurisdiction of               (Commission File No.)                    (IRS Employer  incorporation or organization)                                                                  Identification Number)

                                  3730-1015-4th Street SW

                                 Calgary, ALB T2R 1J4 Canada

 (Address of principal executive offices)

                                                                 403-819-6090

(Registrant’s telephone number)

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Item 8 01. Other Events

On April 5, 2012 the Board of Directors of the registrant passed unanimously a resolution authorizing a forward share split to the shareholders of record holding common shares on  April 30, 2012, on a basis of thirty five additional shares for every share held  (35 – 1) bringing the total common shares issued and outstanding to 289,975,000

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

EXHIBITS

99.1 April 5, 2012 Board of Directors Resolution

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Claridge Ventures, Inc.

/s/Kenneth Edmundson

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Kenneth Edmundson

President and Director

April 23, 2012